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                                                             EXHIBIT NO. 99.9(b)

                               MFS SERIES TRUST V
              500 BOYLSTON STREET o BOSTON o MASSACHUSETTS o 02116
                                (617) o 954-5000



                                                               December 28, 1993


MFS Service Center, Inc.
500 Boylston Street
Boston, MA  02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                           Sincerely,

                                           MFS SERIES TRUST V



                                           By: W. THOMAS LONDON
                                               ---------------------------------
                                               W. Thomas London
                                               Treasurer

Accepted and Agreed:

MFS SERVICE CENTER, INC.


By:  /s/ JAMES E. RUSSELL
    ----------------------------------
         James E. Russell
         Treasurer
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                                                               ATTACHMENT 1
                                                               DECEMBER 28, 1993




             EXHIBIT B TO THE SHAREHOLDER SERVICING AGENT AGREEMENT
                  BETWEEN MFS SERVICE CENTER, INC. ("MFSC") AND
                         MFS SERIES TRUST V (THE "FUND")



         1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

              0.15% of the first $500 million of the assets of the series attributable to such class;
              0.12% of the second $500 million of the assets of the series attributable to such class;
              0.09% over $1 billion of the assets of the series attributable to such class.

         2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

              0.22% of the first $500 million of the assets of the series attributable to such class;
              0.18% of the second $500 million of the assets of the series attributable to such class;
              0.13% over $1 billion of the assets of the series attributable to such class.

         3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

              0.15% of the first $500 million of the assets of the series attributable to such class;
              0.12% of the second $500 million of the assets of the series attributable to such class;
              0.09% over $1 billion of the assets of the series attributable to such class.